MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (the "Agreement") effective the 1st day of January, 2021

BETWEEN:

Kidpik Corp. of 200 Park Avenue South, N.Y. N.Y. 10003
(the "Client")

AND

Nina Footwear Corp. of 200 Park Avenue South, N.Y. N.Y. 10003
(the "Contractor")

BACKGROUND:

A. The Client is of the opinion that the Contractor has the necessary qualifications, experience and abilities to provide services to the Client.
B. The Contractor is agreeable to providing such services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the Client and the Contractor (individually the "Party" and collectively the "Parties" to this agreement) agree as follows:

Services Provided

1. The Client hereby agrees to engage the Contractor to provide the Client with Administrative and Executive support services (the "Services").

2. The Services will also include any other tasks which the Parties may agree on. The Contractor hereby agrees to provide such Services to the Client.

Term of Agreement

3. The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect until terminated as provided in this Agreement.

4. This Agreement may be terminated at any time by mutual agreement of the parties.

Performance

5. The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Compensation

6. For the services rendered by the Contractor as required by this Agreement, the Client will compensate (the "Compensation") the Contractor at the rate of 0.75% of Monthly Net Sales collected by Kidpik Corp. The Client will provide support to the Contractor to substantiate the monthly collected net sales. The Client will be invoiced by the Contractor and agrees to pay the full amount due within 30 days of the invoice date.

Notices

7. All notices, requests and demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

   a. Kidpik Corp.
      Attention: CEO
      200 Park Avenue South
      New York NY 10003

   b. Nina Footwear Corp.
      Attention: CFO
      200 Park Avenue South
      New York, NY 10003

Successors

8. This agreement shall apply to, bind and inure to the benefit of the Client and its heirs, successors, legal representatives and assigns.

IN WITNESS WHEREOF the Parties have duly affixed their signatures on this date January 1, 2021

____
Kidpik Corp. (Client)

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Nina Footwear Corp. (Contractor)